Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements of Fluor Daniel GTI, Inc. on Form S-8 (File Nos. 33-9756, 33-19289, 33-28059, 33-43156 and 33-65363) of our report dated May 23, 1996, on our audit of the consolidated financial statements and financial statement schedule of Fluor Daniel GTI, Inc. as of and for the year ended April 27, 1996, which report is incorporated by reference or included in this Annual Report on Form 10-K.



                                                    /s/ Coopers & Lybrand L.L.P.
                                                    COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
July 22, 1996